Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated February 9, 2001 accompanying the consolidated financial statements of Earth Sciences, Inc. which is incorporated by reference to Form S-8 Registration Statement of Earth Sciences, Inc.

/s/  Hein + Associates LLP
HEIN + ASSOCIATES

Denver, Colorado
July 19, 2001